UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34735

(Commission

File Number)

26-1251524

(I.R.S. Employer

Identification No.)

227 West Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 7, 2015, Court D. Carruthers was elected to the board of directors (the “Board”) of Ryerson Holding Corporation (the “Company”). The Board elected to increase the size of the Board from six to seven members and appointed Mr. Carruthers to fill the vacancy. Mr. Carruthers will serve as a Class I director, with an initial term expiring at the Company’s 2018 annual meeting of stockholders. Mr. Carruthers was also appointed to the Board’s audit committee in place of Ms. Mary Ann Sigler.

Mr. Carruthers spent the previous 13 years with W.W. Grainger, Inc. (“Grainger”), a broad-line supplier of maintenance, repair and operating (MRO) products. He served Grainger as Senior Vice President and Group President, Americas, from 2013 until July 2015; as Senior Vice President and President, Grainger U.S., from 2012 until 2013; as President, Grainger International, from 2009 until 2012; and as Senior Vice President of Grainger, from 2007 until 2009.

Mr. Carruthers will receive cash compensation for his service as a director and for Board committee service in accordance with the Company’s previously disclosed director compensation program for independent directors. The Company expects to enter into the Company’s standard director indemnification agreement with Mr. Carruthers.

On August 7, 2015, the Company issued a press release announcing the appointment of Mr. Carruthers to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release, dated August 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2015

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver

Title:	Vice President, Managing Counsel and Secretary

Exhibit Index

Exhibit #	Description

99.1	Press Release, dated August 7, 2015.

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